ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 5, 1996

The Annual Meeting of Stockholders of Aceto Corporation, a New York corporation, ("the Company"), will be held at the Crowne Plaza LaGuardia, 104-04 Ditmars Boulevard, E. Elmhurst, New York, at 10:00 A.M. New York City time, on Thursday, December 5, 1996 for the following purposes:

1. To elect nine directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified.

2. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 20, 1996 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the meeting in person, please fill in, sign, and return the enclosed form of proxy.

                                   By order of the Board of Directors,

                                   DONALD HOROWITZ
                                   Secretary

Lake Success, New York
October 21, 1996

ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
December 5, 1996

Approximate Mailing Date of Proxy Statement and Form of Proxy:  October 21,
1996

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aceto Corporation ("the Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, December 5, 1996 and at any adjournment thereof.

A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be voted for or against the proposals referred to therein and presented at the Annual Meeting in accordance with the stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (l) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS"; (2) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on September 20, 1996 has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the meeting. At that record date, the following classes of stock were outstanding and entitled to notice and vote:

                             Shares      Votes per
     Class                Outstanding      Share             Votes

Common stock               5,025,463       1.0000*           5,025,463
Preferred stock
    Third series  100,000                  2.0666*   206,664
    Fourth series  40,000                  1.9108*    76,432
    Fifth series   40,000                  1.7666*    70,665
    Sixth series   40,000                  1.6333*    65,333
    Seventh series 40,000                  1.5101*    60,403
    Eighth series  40,000                  1.4520*    58,080

Total preferred stock        300,000                           537,577

Total all classes          5,325,463                         5,563,040

*Adjusted for all subsequent stock dividends.

All of the outstanding preferred stock is held by the Aceto Corporation Profit Sharing Plan.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of September 20, 1996 certain information with respect to each person who to the best of the knowledge of the Company beneficially owned more than 5% of the outstanding shares of the Company's common or preferred stock:

Name and Address              Common Stock   Preferred Stock

                        Amount & Nature              Amount & Nature
                         of Beneficial    % of        of Beneficial    % of
                           Ownership      Class        Ownership       Class

Arnold J. Frankel          306,333(1)      6.1%         300,000(4)     100%
One Hollow Lane
Lake Success, NY 11042

Leonard S. Schwartz          9,797(1)(2)   0.2%         300,000(4)     100%
One Hollow Lane
Lake Success, NY 11042

Donald Horowitz              8,823(1)(3)   0.2%         300,000(4)     100%
One Hollow Lane
Lake Success, NY 11042

Samuel I. Hendler            3,682(1)      0.1%         300,000(4)     100%
319 Willis Avenue
Mineola, NY 11501

Aceto Corporation
 Profit Sharing Plan        92,875(4)      1.8%         300,000(4)     100%
One Hollow Lane
Lake Success, NY 11042

T. Rowe Price
 Associates, Inc.          456,650(5)      9.1%
100 East Pratt Street
Baltimore, MD 21202

FMR Corp.                  427,370(6)      8.5%
82 Devonshire Street
Boston, MA  02109

(l) Messrs. Frankel, Schwartz, Horowitz and Hendler have, or share with their wives, voting power and investment power with respect to the shares owned directly by each of them.

(2) Includes 9,356 shares of currently exercisable stock options.

(3) Includes 8,808 shares of currently exercisable stock options.

(4) These shares are owned by the Company's Profit Sharing Retirement Plan (the "Plan"), vote as a class with Common Stock, and are entitled to a total of 537,577 votes at this Annual Meeting of Stockholders. The Trustees of the Plan are Arnold J. Frankel, Leonard S. Schwartz, Donald Horowitz and Samuel I. Hendler, who have voting and investment power with regard to these shares, and who disclaim ownership thereof. The preferred stock owned by the Plan is convertible into common stock at various conversion rates set forth in the Certificates of Amendment of the Certificate of Incorporation of the Company fixing the number, designation, relative rights, preferences and limitations of each series of preferred stock. As of September 20, 1996, the 300,000 shares of preferred stock owned by the Plan were convertible into 92,875 shares of common stock, and, if so converted on that date, the said shares of common stock would comprise 1.8% of the class.

(5) The securities are owned by various individual and institutional investors [including T. Rowe Price Small Cap Value Fund, Inc. (which owns 400,000 shares, representing 8.0% of the shares outstanding)], to which
T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed sole owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) FMR Corp. beneficially owns 427,370 shares. This number consisted of shares beneficially owned by Fidelity Management & Research Company, as a result of its serving as investment advisor to various investment companies registered under Section 8 of the Investment Company Act of 1940. The ownership by one investment company, Fidelity Low-Priced Stock Fund, accounted for all of the 427,370 shares. FMR Corp. has sole voting power for zero shares and sole disposition power for all 427,370 shares.

ELECTION OF DIRECTORS

At the meeting nine directors are to be elected, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any nominee should become unavailable for any reason, it is intended that shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the management. The management has no reason to believe that any of the nominees named will not be a candidate or will be unable to serve if elected.

The names of the nominees for directors, together with certain information regarding them, are as follows:

                                                  Common Stock
                                                  of the
                                                  Company
                                                  Beneficially
                                                  Owned as of
                                                  September 20, 1996
                                         Director
                    Present              of the      Amount & Nature
                    Principal            Company     of Beneficial        % of
Name                Occupation     Age   Since       Ownership           Class

Anthony Baldi      President of    57     1991        19,102(1)           0.4%
                   Aceto
                   Agricultural
                   Chemicals Corp.,
                   a wholly owned
                   subsidiary
                   of the Company

Thomas Brunner     Senior Vice     57     1991        12,714(2)           0.3%
                   President
                   of the Company

Arnold J. Frankel Chairman of      74     1947        306,333(3)          6.1%
                  the Board
                  Chief Executive
                  Officer of the
                  Company,
                  Chairman of the
                  Executive Committee
                  which functions as
                  the Executive
                  Compensation
                  Committee, and
                  Chairman of the
                  Audit Committee

Stephen M. Goldstein  Senior       57    1993             110
                  Vice President
                  Chase Manhattan
                  Bank, and Member
                  of the Audit
                  Committee

Samuel I. Hendler  Attorney       74     1990           3,682(3)           0.1%
                   and Member of
                   the Executive
                   Committee
                   which functions
                   as the Executive
                   Compensation
                   Committee

Donald Horowitz    Secretary,     49     1991           8,823(3)(4)        0.2%
                   Treasurer,
                   and Chief
                   Financial
                   Officer
                   of the Company

Robert E. Parsont  President      60     1968           1,859
                   and Chief
                   Operating
                   Officer
                   until June
                   30, 1996,
                   Vice Chairman
                   of the Board,
                   Consultant to
                   the Company,
                   and Member of
                   the Executive
                   Committee
                   which functions
                   as the Executive
                   Compensation
                   Committee

Leonard S. Schwartz  President    50    1991            9,797(3)(5)        0.2%
                   and Chief
                   Operating
                   Officer since
                   July 1, 1996
                   and Member of
                   the Executive
                   Committee which
                   functions as
                   the Executive
                   Compensation
                   Committee

Robert A. Wiesen   Attorney,      45    1994
                   Partner in
                   Clifton Budd
                   & DeMaria, and
                   Member of Audit
                   Committee

All directors, officers
and nominees as a group -                            362,420 (1)(2)        7.1%
nine persons                                                 (3)(4)(5)

(1) Includes 15,616 shares of currently exercisable stock options.

(2) Includes 12,712 shares of currently exercisable stock options.

(3) Messrs. Frankel, Hendler, Horowitz and Schwartz also are Trustees for the Company's Profit Sharing Retirement Plan. The Plan owns 300,000 shares of preferred stock. Messrs. Frankel, Hendler, Horowitz and Schwartz disclaim ownership of such shares.

(4) Includes 8,808 shares of currently exercisable stock options.

(5) Includes 9,356 shares of currently exercisable stock options.

Anthony Baldi, Thomas Brunner, Arnold J. Frankel, Stephen M. Goldstein, Samuel I. Hendler, Donald Horowitz, Robert E. Parsont and Leonard S. Schwartz have, or share with their respective spouses, voting power and investment power with respect to the shares owned by each of them.

Mr. Arnold J. Frankel is a founder of the Company, and served as Chairman of the Board and as Secretary and Treasurer since the Company was incorporated in 1947 until January 1990, at which time he, in addition to retaining his position of Chairman of the Board, became Chief Executive Officer of the Company. Mr. Leonard S. Schwartz, President and Chief Operating Officer
since July 1, 1996, joined the Company in 1969, and served as Senior Vice President in charge of its industrial chemicals department since 1991.
Mr. Robert E. Parsont was employed by the Company since 1961.  He was
Executive Vice President of the Company until January 1990, when he became President and Chief Operating Officer, in which capacities he served until he retired effective June 30, 1996, at which time he assumed the position of Vice Chairman and became a consultant to the Company.  Mr. Donald
Horowitz has been employed by the Company since 1971 and was, in January
1990, elected Secretary and Treasurer and Chief Financial Officer.   Mr.
Samuel I. Hendler, who has been engaged in the private practice of law in New York since 1949, has acted as counsel for the Company for more than forty years. He is Secretary, a director and counsel to Pneumercator Company, Inc., a Farmingdale, New York corporation. Messrs. Anthony Baldi and Thomas Brunner have been employed by the Company since 1957 and 1967, respectively. Mr.
Baldi has been the President, a director and Chief Operating Officer of Aceto Agricultural Chemicals Corporation, a wholly-owned subsidiary of the Company since 1976, when it was incorporated, and prior thereto headed the Company's agricultural chemicals department. Mr. Brunner is Senior Vice President in charge of the Company's intermediates chemical department. Mr. Stephen M. Goldstein is a Senior Vice President and Regional Manager in the Middle
Market Division of Chase Manhattan Bank. He is responsible for the bank's Middle Market business in Queens, New York and has been employed by Chase Manhattan Bank since 1963. Mr. Robert A. Wiesen is an attorney and partner in the law firm of Clifton Budd & DeMaria. He joined the firm in 1979 subsequent to his employment with the National Labor Relations Board. He has handled matters for the Company relating to labor and employment law for over ten years and he has written and lectured on labor law.

The Audit Committee is charged with making recommendations to the Board of Directors as to the selection of the Company's independent auditors, maintaining communications between the full Board and the independent auditors, reviewing the annual audit submitted by the auditors and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the full Board. The Audit Committee is also utilized for a review of potential conflict-of-interest situations in reviews conducted by the Company of related party transactions, if any. The members of the Audit Committee during the fiscal year ended June 30, 1996 were Messrs. Arnold J. Frankel, Stephen M. Goldstein and Robert A. Weisen. The Audit Committee held one meeting during the past fiscal year at which all members were present.

The Board of Directors does not have a nominating committee. The Executive Committee of the Board of Directors, whose members are Messrs. Arnold J. Frankel, Samuel I. Hendler, Robert E. Parsont and Leonard S. Schwartz functions as the Executive Compensation Committee.

During the fiscal year ended June 30, 1996 there were 4 meetings of the Board of Directors. All directors attended at least 75% of the meetings.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

                     Annual Compensation        Long Term  Compensation
                                      Other    Restricted             All Other
Name and                              Annual   Stock  Options/ LTIP   Compen-
Principal                             Compen-  Awards SARs    Payouts sation(1)
Position       Year   Salary   Bonus  sation

Anthony Baldi
 President,    1996 $204,624 $185,000 $3,519     -    20,000     -     $33,669
 Aceto         1995  193,042  235,000  2,213     -       -       -      35,329
 Agricultural  1994  181,353  216,452  5,109     -       -       -      33,755
 Chemicals Corp.

Thomas Brunner
 Senior Vice   1996  192,532  186,848  2,280     -    20,000     -      33,157
 President     1995  181,634  218,740  2,512     -       -       -      34,206
               1994  171,299  171,020  2,312     -       -       -      31,241

Arnold J.Frankel
 Chairman      1996  345,288  267,000  4,185     -       -       -      45,201
 and Chief     1995  325,743  325,000  3,716     -       -       -      46,724
 Executive     1994  307,251  298,000  5,234     -       -       -      44,450
 Officer

Robert E. Parsont
 President     1996  351,935  352,500  8,542     -       -       -      49,409
 and Chief     1995  325,743  385,000  8,997     -       -        -     49,724
 Operating     1994  307,251  335,000  7,596     -       -        -     46,300
 Officer

Leonard S. Schwartz
 Senior Vice   1996  179,547  250,000  6,954     -     25,000     -     35,665
 President     1995  169,384  203,670  6,915     -       -        -     33,157
               1994  159,796  170,000  7,232     -       -        -     30,677

(1) Represents contributions to the Company's qualified and non-qualified retirement plans.

Option Grants In Last Fiscal Year
The following table contains information regarding the grant of stock options in the fiscal year ended June 30, 1996 to the named executives. All grants were made in the form of non-qualified stock options.

Options Granted in Last Fiscal Year

                                                Potential Realizable Value
                                                at Assumed Annual Rates
                                                of Stock Price Appreciation
            Individual Grants                   for Option Term

            Number
            Securities   % of Total        Exercise
            Underlying   Options Granted   or Base
            Options      To  Employees     Price    Expiration
Name        Granted      in Fiscal Year    ($/Sh)   Date       5%(1)   10% (1)

Anthony
 Baldi      4000                           $11.67   12/31/00  $35,002   $56,393
            4000                            11.67   12/31/01   39,086    66,700
            4000                            11.67   12/31/02   43,374    78,038
            4000                            11.67   12/31/03   47,877    90,510
            4000           13.7%            11.67   12/31/04   52,605   104,229

Thomas
 Brunner    4000                            11.67   12/31/00   35,002    56,393
            4000                            11.67   12/31/01   39,086    66,700
            4000                            11.67   12/31/02   43,374    78,038
            4000                            11.67   12/31/03   47,877    90,510
            4000           13.7%            11.67   12/31/04   52,605   104,229

Arnold J.
 Frankel   None

Robert E.
 Parsont   None

Leonard S.
 Schwartz  5000                             11.67   12/31/00   43,753    70,491
           5000                             11.67   12/31/01   48,858    83,375
           5000                             11.67   12/31/02   54,218    97,547
           5000                             11.67   12/31/03   59,846   113,137
           5000            17.1%            11.67   12/31/04   65,756   130,286

(1) The dollar amounts illustrate value that might be realized upon exercise of the options immediately prior to the expiration of their term, covering the specific compounded rates of appreciation set by the Securities and Exchange Commission (5% and 10%) and are not, therefore, intended to be forecasts by Aceto of possible future appreciation of the stock price of Aceto.

Stock Option Exercises in Fiscal 1996 and Value at June 30, 1996

The following table summarizes information with respect to options held by the Chief Executive Officer and the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of fiscal year 1996. The Chief Executive Officer, Arnold J. Frankel, does not participate in the Company's stock option plan.

                                                                  Value of
                                              No. of             Unexercised
                                           Unexercised          In-the-money
                                            Options at           Options at
                                          June 30, 1996         June 30,1996(1)
            Shares Acquired     Value      Exercisable/          Exercisable/
Name         on Exercise       Realized    Unexercisable        Unexercisable

Anthony Baldi    2,640        $ 24,550        15,616/              $111,464/
                                              16,000                 57,280

Thomas Brunner   4,356          45,141        12,712/                87,178/
                                              16,000                 57,280

Arnold J. Frankel   -               -              -                     -

Robert E.
 Parsont        11,616         161,856             -                     -

Leonard S.
 Schwartz          -                -          9,356/                54,329/
                                              20,000                 71,600

(l) Value of unexercised in-the-money options is based on the common stock closing bid price on June 30, 1996 of $15.25.

On June 9, 1992, the Company's Board of Directors adopted resolutions amending the Company's Stock Option Plan ("the Plan"), in the following respects: the Plan is to be administered by a committee consisting of not less than three directors, all of whom shall be "disinterested persons"; a committee member shall be a "disinterested person" only if such person is not, at the time he exercises discretion in administering the Plan, eligible, and has not at any time within one year prior thereto been eligible, for selection as a person as to whom options may be granted; and no option may be granted to any director as to whom the proxy statement for the meeting of stockholders at which the plan was submitted for approval of the stockholders of the Company disclosed that such director will not participate in the Plan.

On  December 7, 1995, a committee consisting of Arnold J. Frankel, Stephen
M. Goldstein and Samuel I. Hendler (Mr. Arnold J. Frankel to be chairman of said committee) was appointed by the Board of Directors to administer the Plan. All of said directors were disinterested persons as defined by the Plan.

Report of the Executive Compensation Committee

The Executive Committee of the Board of Directors, whose members are Arnold J. Frankel, Robert E. Parsont, Samuel I. Hendler and effective July 1, 1996, Leonard S. Schwartz, functions as the Executive Compensation Committee, and makes recommendations to the Board with respect to the remuneration of the Company's executive officers.

The Company's compensation policy has been designed to enable the Company to attract, retain and motivate executives whose enthusiasm and abilities will contribute to the growth of its business and result in maximum profitability to the Company and its shareholders, by providing salaries and benefits competitive with those offered by other companies in the chemical industry. The executive compensation program includes base salary, annual incentive compensation (cash bonuses), and long term incentive compensation (stock options).

Base salaries are set at levels competitive with the chemical industry. Because of the way that the Company operates its business, the contributions of its executives significantly affect corporate profitability. Bonuses (which can exceed base salary) are paid to reflect the extent of such contributions. The bonuses paid to the Chairman, who is the Chief Executive Officer of the Company (CEO), the President, who is the Chief Operating Officer (COO), and the Secretary/Treasurer, who is the Chief Financial Officer (CFO), reflect the Company's overall performance (excluding extraordinary events such as a plant shut-down).

For the fiscal year ended June 30, 1996, the three highest paid executive officers, after the CEO and COO, are each responsible for the performance of one of the Company's principal profit centers. Internally generated performance records are kept on a monthly and yearly basis for these profit centers, and each center's profitability is compared in the current year to the previous year. Other factors considered in determining the bonuses of individual executives are the individual's own performance and the overall performance of the Company. The Executive Compensation Committee determines each bonus primarily based on these data, also taking into account the long term contributions of each individual.

The Company's Stock Option Plan is administered by directors who do not receive stock options under the plan. Grants of stock options, which vary according to annual and longer term performance ratings, are made to senior and middle management executives.

Chief Executive Officer's Compensation

The CEO's compensation was determined on the basis of the same factors utilized to compensate other executives. Another consideration is the increase in corporate stature and shareholder value developed over the years under his stewardship. The CEO, a founder of the Company, does not participate in the Company's Stock Option Plan.

     The Executive Compensation Committee
     Arnold J. Frankel, Chairman
     Samuel I. Hendler
     Robert E. Parsont
     Leonard S. Schwartz

Director Compensation

Each non-employee director receives $7,500 per year for serving on the Board of Directors plus $500 for each committee meeting attended. There is no additional compensation for directors who are also employees.

Employment Agreements

There are no employment contracts with any director or officer; however, Messrs. Baldi, Brunner and Schwartz have signed patent and trade secret agreements.

STOCK PERFORMANCE GRAPH

Shown below is a table comparing the yearly percentage change in the cumulative total shareholder return on the Company's common stock against the cumulative total return of the S & P 500 Index and the Dow Jones Chemicals Index for the period of five years commencing July 1, 1991 and ending June 30, 1996.

Comparison of Five Year Cumulative Total Return* Among Aceto Corporation, The S & P 500 Index and the Dow Jones Chemicals Index.

* $100 invested on 06/30/91 in stock or index including reinvestment of dividends. Fiscal year ending June 30.

                                   Cumulative Total Return

                              6/91 6/92 6/93 6/94 6/95 6/96


Aceto Corp.                   100  152  158  178  177  213
S & P 500                     100  113  129  131  165  208
DJ Chemicals                  100  115  120  142  174  209


CERTAIN TRANSACTIONS

Samuel I. Hendler, a director of the Company, serves as general counsel to the Company. Robert A. Wiesen, a director of the Company, is a partner in the law firm of Clifton Budd & DeMaria, which serves as labor and employment law counsel of the Company.

Robert E. Parsont, a director of the Company and a nominee for election as a director, retired from his position as President and Chief Operating Officer of the Company effective June 30, 1996. The Board of Directors elected him Vice Chairman effective July 1, 1996, and authorized his being retained as a consultant for a period of eighteen months. He will be paid $128,400 for consulting services during the current fiscal year.

SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC"), initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

RELATIONSHIP WITH THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

KPMG Peat Marwick LLP was the Company's principal accountant for the Company's most recent fiscal year ended June 30, 1996. Representatives of KPMG Peat Marwick LLP are expected to be present at the Stockholder's Meeting with an opportunity to make a statement, if they desire to do so. Such representatives are also expected to be available to respond to appropriate questions.

The Company has not as yet selected its principal accountant for its current fiscal year since such selection is usually made by the Company's Board of Directors late in the fiscal year. At present, management has no reason to believe that there will be any change in its principal accountant for the current fiscal year.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present at the 1997 Annual Meeting of Stockholders must be duly received by the Company on or before June 13, 1997.

OTHER MATTERS

The Company's Annual Report to Stockholders for the year ended June 30, 1996 is being mailed to stockholders with this Proxy Statement.

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of mails, proxies may be solicited by personal interview, facsimile, telephone or telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The management does not know of any matters to be presented for consideration, other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

The Company will provide, without charge to each person whose proxy is solicited, on the written request of any such person, a copy of the Company's annual report on Form 10-K for its fiscal year ended June 30, 1996 required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto. Such written request should be directed to Mr. Donald Horowitz, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042-1215. Each such request must set forth a good faith representation that, as of September 20, 1996 the person making the request was a beneficial owner of securities entitled to vote at the annual meeting of stockholders.

     By Order of the Board of Directors,

     DONALD HOROWITZ
     Secretary

October 21, 1996

Addendum

STATEMENT PURSANT TO SECTION 726 (d) OF
THE NEW YORK BUSINESS CORPORATION LAW
RELATING TO DIRECTOR AND OFFICER INDEMNIFICATION

The following information pertains to directors and officers liability indemnity insurance purchased by the Company:

Insurance Carrier:  Great American Insurance Company

Date of Contract:   March 10, 1996

Expiration Date:    March 10, 1997

Cost of Insurance:  $44,000

Corporate Positions Insured:  Directors and Officers

ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

ACETO CORPORATION           Proxy Solicited on Behalf of the Board of Directors

  The undersigned hereby appoints Arnold J. Frankel and Robert E. Parsont, with the full power of substitution, proxies to vote at the annual meeting of stockholders of Aceto Corporation to be held on Thursday, December 5, 1996 at the Crowne Plaza LaGuardia, 104-04 Ditmars Boulevard, E. Elmhurst, New York, and at any adjournments of the meeting, according to the number of votes the undersigned might cast and with all powers the undersigned would possess if personally present, as follows:

  (1)  Election of Directors
       [ ] FOR nominees listed below (except      [ ] WITHHOLD authority to
           as marked to the contrary below)           vote for ALL nominees
                                                      listed below
            Anthony Baldi, Thomas Brunner, Arnold J. Frankel, Stephen M. Goldstein, Samuel I. Hendler, Donald Horowitz, Robert E. Parsont, Leonard S. Schwartz and Robert A. Wiesen

     To withhold authority to vote for any individual nominee(s), write name or names here:

    ________________________________________________________________________

 (2) in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

  PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

   The shares represented by this proxy will be voted in accordance with the instructions given, but if no instructions are given, the shares will be voted FOR the election of directors as a group.

  Either of the proxies of their substitutes who are present at the meeting may exercise all powers conferred thereby.

                                      Dated:____________________1996

                                      ______________________________
                                        (Signature of Stockholder)

                                      ______________________________

                                      NOTE:  Please sign exactly as
                                     your name appears on this proxy.
                                     If shares are held jointly, each
                                     joint owner should sign.  When
                                     signing as attorney, executor,
                                     administrator, trustee or
                                     guardian, please give full title
                                     as such.  Proxies executed by a
                                     corporation should be signed with
                                     the full corporate name by a duly
                                     authorized officer.